As filed with the Securities and Exchange Commission on January 28, 2013

Registration No. 333-185318

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	2400 (Primary Standard Industrial Classification Code Number)	13-2615557 (I.R.S. Employer Identification No.)

315 Park Avenue South New York, NY 10010
(212) 460-1900
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Orlando
Leucadia National Corporation
315 Park Avenue South
New York, NY 10010
(212) 460-1900
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With Copies to:

R. Alec Dawson, Esq. Stephen P. Farrell, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (212) 309-6001 (fax)	Edward E. Herlihy, Esq. David E. Shapiro, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000 (212) 403-2000 (fax)	Michael J. Sharp Jefferies Group, Inc. 520 Madison Avenue New York, New York 10022 (212) 284-2550 (212) 284-2280 (fax)	Andrea Bernstein, Esq. Matthew J. Gilroy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000 (212) 310-8007 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transactions described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Leucadia National Corporation is filing this Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-185318) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 8.1 (Tax Opinion of Morgan, Lewis & Bockius LLP) and Exhibit 8.2 (Tax Opinion of Weil, Gotshal & Manges LLP). Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 8.1 and 8.2 filed herewith. The joint proxy statement/prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20. Indemnification of Directors and Officers

The registrant, a New York corporation, is empowered by Sections 721-726 of the NYBCL, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation or bylaws.

The registrant’s certificate of incorporation requires that, to the full extent permitted and in the manner required by the laws of the State of New York, will (i) indemnify any person (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of Leucadia to procure a judgment in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of Leucadia served in any capacity at the request Leucadia, by reason of the fact that he, his testator or intestate, was a director or officer of Leucadia or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity and (ii) provide to any such person (and their heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 725(a) of the NYBCL.

The foregoing is only a general summary of certain aspects of New York law and Leucadia’s certificate of incorporation and Leucadia’s bylaws dealing with indemnification of directors and officers.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Document
2.1

Agreement and Plan of Merger, dated as of November 11, 2012, among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference) (The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2

Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference) (The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia National Corporation’s Current Report on Form 8-K, dated July 14, 1993).
3.2

Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

3.3

Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual Report on Form 10- K for the fiscal year ended December 31, 2002).

3.4	Amended and Restated By-laws as amended through March 2, 2009 (filed as Exhibit 3.1 to Leucadia National Corporation’s Current Report on Form 8-K dated March 3, 2009).
3.5

Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

Exhibit No.	Document
3.6

Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

3.7	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to Leucadia National Corporation Registration Statement on Form S- 8 (No. 333-143770))
5.1	Opinion of Weil, Gotshal & Manges LLP as to the validity of the Leucadia common shares being registered pursuant to this registration statement.**
8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters*
8.2	Opinion of Weil, Gotshal & Manges LLP as to certain tax matters*
10.1

Voting Agreement, dated as of November 11, 2012, by and among Leucadia National Corporation, BEI Jeffvest, LLC and Jefferies Group, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.2

Voting Agreement, dated as of November 11, 2012, by and between Ian M. Cumming and Jefferies Group, Inc. (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.3

Voting Agreement, dated as of November 11, 2012, by and between Joseph S. Steinberg and Jefferies Group, Inc. (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.4

Voting Agreement, dated as of November 11, 2012, by and between Richard B. Handler and Jefferies Group, Inc. (included as Annex F to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.5

Voting Agreement, dated as of November 11, 2012, by and between Brian P. Friedman and Jefferies Group, Inc. (included as Annex G to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 and 8.2 to the joint proxy statement/prospectus forming a part of this Registration Statement)
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 to the joint proxy statement/prospectus forming a part of this Registration Statement)
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Leucadia National Corporation**
23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.5	Consent of KPMG LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.6	Consent of Deloitte & Touche LLP, independent registered public accounting firm of AmeriCredit Corp.**
23.7	Consent of KPMG LLP, independent registered public accounting firm of National Beef Packing Company, LLC**
24.1	Powers of Attorney**
99.1	Opinion of Citigroup Global Markets Inc. (included as Annex I to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)
99.2	Opinion of UBS Securities LLC (included as Annex H to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)

Exhibit No.	Document
99.3	Proxy Card of Leucadia National Corporation**
99.4	Proxy Card of Jefferies Group, Inc.**
99.5	Consent of Richard B. Handler**
99.6	Consent of Brian P. Friedman**
99.7	Consent of W. Patrick Campbell**
99.8	Consent of Richard G. Dooley**
99.9	Consent of Robert E. Joyal**
99.10	Consent of Michael T. O’Kane**
99.11	Consent of UBS Securities LLC**
99.12	Consent of Citigroup Global Markets Inc.**
*	Filed herewith
**	Previously filed

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 28, 2013.

LEUCADIA NATIONAL CORPORATION

By:	/s/ JOSEPH A. ORLANDO

Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ IAN M. CUMMING Ian M. Cumming		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 28, 2013
/s/ JOSEPH S. STEINBERG Joseph S. Steinberg		President and Director (Principal Executive Officer)	January 28, 2013
/s/ JOSEPH A. ORLANDO Joseph A. Orlando		Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2013
/s/ BARBARA L. LOWENTHAL Barbara L. Lowenthal		Vice President and Comptroller (Principal Accounting Officer)	January 28, 2013
/s/ PAUL M. DOUGAN* Paul M. Dougan		Director	January 28, 2013
/s/ ALAN J. HIRSCHFIELD* Alan J. Hirschfield		Director	January 28, 2013
/s/ JAMES E. JORDAN* James E. Jordan		Director	January 28, 2013
/s/ JEFFREY C. KEIL* Jeffrey C. Keil		Director	January 28, 2013
/s/ JESSE CLYDE NICHOLS, III* Jesse Clyde Nichols, III		Director	January 28, 2013
/s/ MICHAEL SORKIN* Michael Sorkin		Director	January 28, 2013
*By:	/s/ JOSEPH A. ORLANDO Attorney-in-fact for persons indicated

EXHIBIT INDEX

Exhibit No.	Document
2.1

Agreement and Plan of Merger, dated as of November 11, 2012, among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference) (The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2

Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference) (The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia National Corporation’s Current Report on Form 8-K, dated July 14, 1993).
3.2

Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

3.3

Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.4	Amended and Restated By-laws as amended through March 2, 2009 (filed as Exhibit 3.1 to Leucadia National Corporation’s Current Report on Form 8-K dated March 3, 2009).
3.5

Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

3.6

Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

3.7	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to Leucadia National Corporation Registration Statement on Form S-8 (No. 333-143770))
5.1	Opinion of Weil, Gotshal & Manges LLP as to the validity of the Leucadia common shares being registered pursuant to this registration statement.**
8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters*
8.2	Opinion of Weil, Gotshal & Manges LLP as to certain tax matters*
10.1

Voting Agreement, dated as of November 11, 2012, by and among Leucadia National Corporation, BEI Jeffvest, LLC and Jefferies Group, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.2

Voting Agreement, dated as of November 11, 2012, by and between Ian M. Cumming and Jefferies Group, Inc. (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.3

Voting Agreement, dated as of November 11, 2012, by and between Joseph S. Steinberg and Jefferies Group, Inc. (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

10.4

Voting Agreement, dated as of November 11, 2012, by and between Richard B. Handler and Jefferies Group, Inc. (included as Annex F to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

Exhibit No.	Document
10.5

Voting Agreement, dated as of November 11, 2012, by and between Brian P. Friedman and Jefferies Group, Inc. (included as Annex G to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 and 8.2 to the joint proxy statement/prospectus forming a part of this Registration Statement)
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 to the joint proxy statement/prospectus forming a part of this Registration Statement)
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Leucadia National Corporation**
23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.5	Consent of KPMG LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.6	Consent of Deloitte & Touche LLP, independent registered public accounting firm of AmeriCredit Corp.**
23.7	Consent of KPMG LLP, independent registered public accounting firm of National Beef Packing Company, LLC**
24.1	Powers of Attorney**
99.1	Opinion of Citigroup Global Markets Inc. (included as Annex I to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)
99.2	Opinion of UBS Securities LLC (included as Annex H to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)
99.3	Proxy Card of Leucadia National Corporation**
99.4	Proxy Card of Jefferies Group, Inc.**
99.5	Consent of Richard B. Handler**
99.6	Consent of Brian P. Friedman**
99.7	Consent of W. Patrick Campbell**
99.8	Consent of Richard G. Dooley**
99.9	Consent of Robert E. Joyal**
99.10	Consent of Michael T. O’Kane**
99.11	Consent of UBS Securities LLC**
99.12	Consent of Citigroup Global Markets Inc.**

*	Filed herewith

**	Previously filed